EXHIBIT 99.5


                                                  PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT:  Jonathan B. Weis
          Director of Corporate Communications
          Entertainment Properties Trust
          (816) 472-1700

          Joe Keenan, Sturges & Word Inc.
          (816) 221-7500



             ENTERTAINMENT PROPERTIES TRUST ANNOUNCES
               ADDITION OF HOUSTON THEATRE MEGAPLEX

     KANSAS CITY, MO. (February 2, 1998)   Entertainment
Properties Trust (NYSE:EPR), a Real Estate Investment Trust
(REIT) that owns entertainment-themed properties, today announced it has purchased the Gulf Pointe 30 theatre megaplex form
American Multi-Cinema, Inc., a wholly-owned subsidiary of AMC
Entertainment, Inc.

     The addition brings to 12 the number of megaplex theatres Entertainment Properties owns in the United States since the company became a publicly traded company in November of 1997. Gulf Pointe is ranked 39th out of the top 100 grossing movie theatres, year-to-date 1998, in the United States, according to Entertainment Data, Inc.

     Entertainment Properties Trust is a Real Estate Investment Trust whose principal business strategy is to acquire and develop diversified portfolio of high-quality properties leased to major entertainment-themed business operators. The company's common stock is traded on the New York Stock Exchange under the ticker symbol EPR.